UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 1, 2015

Carbon Credit International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-199371	47-1574990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1247 N. ORANGE GROVE AVE SUITE 106 LOS ANGELES, CA	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 716-1612

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On May 5, 2015, Carbon Credit International, Inc. entered into an agreement with Eco-Logic Environmental Engineering, Inc., of Placentia, California to provide the Company’s carbon credit management and consulting services to Eco-Logic. The agreement, in relevant part, provides that the Company will provide its services to Eco-Logic at an hourly rate of $125 per hour. The minimum monthly payment under the agreement is ten (10) billable hours, or $1,250. The agreement carries a term of one (1) year. A copy of the agreement is made part of this Current Report as Exhibit 10.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2015, the Board of Directors of Carbon Credit International, Inc., pursuant to a unanimous written consent in lieu of a special meeting, appointed Mariya Melnik the company’s Secretary, effective immediately. Ms. Melnik replaces Amber Marie Chavez, who remains the company’s Chief Executive Officer and President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

4LICENSING CORPORATION

By:	/s/ Amber Marie Chavez
	Name:	Amber Marie Chavez
	Title:	Chief Executive Officer

Date: May 6, 2015